Exhibit 10(c)

(As amended through May 20, 1999)

XEROX CORPORATION

1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

ARTICLE I—PURPOSE OF THE PLAN

The purpose of the Xerox Corporation 1996 Non-Employee Director Stock Option Plan (“Plan”) is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company’s continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a director of the Company.

ARTICLE II—DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1 “1996 Annual Meeting” means the annual meeting of shareholders of the Company scheduled to be held on May 16, 1996, or any adjournment thereof.

2.2 “Award Summary” means the award summary delivered by the Administrator to each Non-Employee Director upon grant of an Option under the Plan.

2.3 “Board” means the Board of Directors of Xerox Corporation.

2.4 “Change in Control” shall be deemed to have occurred if (A) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

2.5 “Company” means Xerox Corporation.

2.6 “Exercise Period” means the date which is ten years after the Option Grant Date of such Option.

2.7 “Fair Market Value” means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

2.8 “Option” means an option to purchase Shares awarded under Article VIII which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

2.9 “Option Grant Date” means the date upon which an Option is granted to a Non-Employee Director except that for purposes of the Option granted as of the 1996 Annual Meeting, the Option Grant Date shall be on the effective date of the Stock Split.

2.10 “Optionee” means a Non-Employee Director of the Company to whom an Option has been granted.

2.11 “Non-Employee Director” means a director of the Company who is neither an employee of the Company nor any subsidiary of the Company.

2.12 “Plan” means the Xerox Corporation 1996 Non-Employee Director Stock Option Plan, as amended and restated from time to time.

2.13 “Shares” means shares of the Common Stock, par value $1.00 per share, of the Company after giving effect to the three for one stock split declared by the Board of Directors on January 23, 1996 subject to shareholder approval of an increase in the number of authorized shares of stock at the 1996 Annual Meeting (the “Stock Split”).

ARTICLE III—ADMINISTRATION OF THE PLAN

3.1 ADMINISTRATOR OF PLAN. The Plan shall be administered by the Office of Corporate Secretary (“Administrator”).

3.2 AUTHORITY OF THE ADMINISTRATOR. Except as otherwise provided herein, the Administrator shall have full power and authority to (i) interpret and construe the Plan and to adopt such rules and regulations it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons to carry out his or her responsibilities, subject to such limitations, restrictions and conditions as he or she may prescribe, such determinations to be made in accordance with the Administrator’s best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan subject to applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). The Administrator may delegate administrative duties under the Plan to one or more agents as he or she shall deem necessary or advisable.

ARTICLE IV—AWARDS UNDER THE PLAN

Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by an Award Summary.

ARTICLE V—ELIGIBILITY

Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Article VIII.

ARTICLE VI—SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the exercise of Options shall not exceed 1,000,000 Shares. To the extent an outstanding Option expires or terminates unexercised or is canceled or forfeited, the Shares subject to the expired, unexercised, canceled or forfeited portion of such Option shall again be available for grants of Options under the Plan.

ARTICLE VII—NON-TRANSFERABILITY OF OPTIONS

All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the life of the Optionee, Options under the Plan shall be exercisable only by him or her.

If so permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee. However, any contrary requirement of Rule 16b-3 under the 1934 Act or any successor rule shall prevail over the provisions of this section.

ARTICLE VIII—OPTIONS

Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

8.1 TIME OF GRANT. On the date of the 1996 Annual Meeting of shareholders of the Company and, thereafter, on the date of each annual meeting of shareholders of the Company through 1998 each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 2,500 Shares. On the date of each Annual Meeting of shareholders of the Company (or any adjournment thereof) for the calendar years 1999 and thereafter, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 5,000 Shares. The number referred to in the preceding sentence shall be subject to adjustment as provided in Article XI. Any person elected to the Board subsequent to the 1996 Annual Meeting at a time other than at any other annual meeting of shareholders who becomes a Non-Employee Director, upon the date of such election, shall be granted an Option to purchase a number of Shares determined by multiplying the number set forth in the preceding sentence by a fraction, the numerator of which shall be the number of days between the date of such election and the date which is the first anniversary of the date of the last preceding annual meeting of shareholders and the denominator of which shall be 365.

8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

8.3 OPTION WAITING PERIOD AND EXERCISE DATES. The Shares subject to an Option may be purchased commencing on the January 1 next following the annual meeting of shareholders (the “Waiting Period”) as follows:

33% of such Shares commencing at the end of the Waiting Period;

33% of such Shares commencing on the first day of the first year following the Waiting Period; and

34% of such Shares commencing on the first day of the second year following the Waiting Period.

Subject to Article IX, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

To the extent that an Option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the Exercise Period. Partial exercise will be permitted from time to time within the percentage limitation described above provided that no partial exercise may be for less than twenty Shares.

Upon the occurrence of a Change in Control, the Waiting Period shall terminate and all outstanding Options shall become immediately fully exercisable pursuant to the other terms and conditions of the Option until the expiration of the Exercise Period.

8.4 METHOD OF EXERCISING OPTION. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price. After receipt of such notice, the Company will advise the person exercising the option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, U.S., state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise.

ARTICLE IX—TERMINATION OF DIRECTORSHIP

9.1 TERMINATION OF SERVICE. If an Optionee ceases to be a director of the Company other than by reason of disability, retirement from service on the Board, or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee’s executor, administrator, guardian, legal representative, beneficiary or similar person) solely to the extent that they were exercisable on the date of such termination and shall expire on the earlier of: (i) three months from the date of such termination or (ii) expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company shall terminate.

9.2 DISABILITY, RETIREMENT OR DEATH. If an Optionee ceases to be a director of the Company by reason of disability or retirement from service on the Board, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of Article VIII. If the Optionee dies following termination of service from the Board by reason of retirement or disability, outstanding Options shall be exercisable to the extent that they were exercisable on the date of death by such Optionee’s executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of: one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be a director as a result of death after the expiration of the Waiting Period for an Option award, such Option shall be immediately vested and exercisable by the Optionee’s legal representative at any time within one year of the Optionee’s death but in no event after the expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company in accordance with the foregoing shall terminate.

ARTICLE X—AMENDMENT AND TERMINATION

The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee’s consent and, subject to Article XI, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

ARTICLE XI—ADJUSTMENT PROVISIONS

11.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan and the number of Shares subject to Options to be granted under Section 8.1 shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Administrator shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve their rights under the Plan.

11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any Non-Employee Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

ARTICLE XII—EFFECTIVE DATE

The Plan shall be submitted to the shareholders of the Company for adoption in accordance with the provisions of Section 505 of the Business Corporation Law of the State of New York and, if adopted by a majority of all outstanding shares entitled to vote thereon at the 1996 annual meeting of shareholders, shall become effective as of the date of adoption by shareholders.

ARTICLE XIII—MISCELLANEOUS PROVISIONS

13.1 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

13.2 SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a Non-Employee Director, including, without limitation, the estate of such Non-Employee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Non-Employee Director’s creditors.

13.3 GENERAL RESTRICTION. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the grant or settlement thereof, such Option may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

13.4 FUTURE RIGHTS. No Non-Employee Director shall have any claim or rights to be granted an Option under the Plan, and no Non-Employee Director shall have any rights by reason of the grant of any Options under the Plan to continue as a Director for any period of time, or at any particular rate of compensation.

13.5 RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

13.6 FRACTIONS OF SHARES. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

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